                                                                    EXHIBIT 99.1

                    Dated the 29/th/ day of March, 2000


              (1)   SYMMETRICOM LIMITED AND

                    SYMMETRICOM INC.

              (3)   SILICON SYSTEMS LIMITED

              (4)   KPMG SHELF COMPANY (NO 16) LIMITED
                    (IN THE COURSE OF CHANGING ITS NAME
                    TO SILICON SYSTEMS (UK) LIMITED)



               -------------------------------------------------
                            BUSINESS SALE AGREEMENT

               -------------------------------------------------




                                L. K. SHIELDS,

                                  Solicitors,

                           39/40 Upper Mount Street,

                                   Dublin 2.

                               TABLE OF CONTENTS

1.   DEFINITIONS AND INTERPRETATION..................................................   3

2.   AGREEMENT TO SELL AND PURCHASE..................................................  10

3.   ASSETS AND LIABILITIES NOT INCLUDED IN THE SALE.................................  12

4.   CONSIDERATION...................................................................  12

5.   COMPLETION......................................................................  13

6.   VALUE ADDED TAX.................................................................  13

7.   WARRANTIES......................................................................  14

8.   LIMITATIONS TO THE WARRANTIES...................................................  14

9.   THE PREMISES....................................................................  17

10.  RISK............................................................................  18

11.  THE EMPLOYEES...................................................................  19

12.  THE BUSINESS CONTRACTS..........................................................  22

13.  OBLIGATIONS OF THE PARTIES AFTER COMPLETION.....................................  24

14.  BOOK DEBTS AND OBLIGATIONS OF THE PURCHASER AFTER COMPLETION....................  24

15.  CONFIDENTIALITY.................................................................  26

16.  ANNOUNCEMENTS AND PUBLICITY.....................................................  27

17.  RESTRICTIVE COVENANTS...........................................................  27

18.  NOTICES.........................................................................  28

19.  SUCCESSORS AND ASSIGNS..........................................................  29

20.  VARIATION.......................................................................  29

21.  COSTS...........................................................................  29

22.  SEVERANCE.......................................................................  29

23.  FURTHER ASSURANCE...............................................................  29

24.  WAIVERS.........................................................................  30

25.  ENTIRE AGREEMENT................................................................  30

26.  COUNTERPARTS....................................................................  30

27.  COVENANTS OF SYMMETRICOM INC....................................................  31

28.  COVENANTS OF SSL................................................................  31

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
29.  POST-COMPLETION EFFECT..........................................................   32

30. GOVERNING LAW AND JURISDICTION...................................................   32

SCHEDULE 1...........................................................................   34
----------

   COMPLETION REQUIREMENTS...........................................................   34

SCHEDULE 2...........................................................................   36
----------

   THE CUSTOMER CONTRACTS............................................................   36

SCHEDULE 3...........................................................................   39
----------

   THE EMPLOYEES.....................................................................   39

SCHEDULE 4...........................................................................   40
----------

   PART A............................................................................   40
      THE BUSINESS INTELLECTUAL PROPERTY.............................................   40
      Patents to be Transferred to SSL from Symmetricom..............................   40

SCHEDULE 4...........................................................................   40
----------

   PART B............................................................................   40
      IP LICENCES....................................................................   40
   PART C............................................................................   40
      REGISTERED TRADE MARKS.........................................................   40

SCHEDULE 5...........................................................................   41
----------

   PART A............................................................................   41
      THE PREMISES...................................................................   41
   PART B............................................................................   42
      (Terms and Conditions relating to the Assignment of the Premises)..............   42

SCHEDULE 6...........................................................................   51
----------

   THE SUPPLIER CONTRACTS............................................................   51

SCHEDULE 7...........................................................................   52
----------

   PART A............................................................................   52
   EQUIPMENT AND MACHINERY...........................................................   52

SCHEDULE 7...........................................................................   55
----------

   PART B............................................................................   55
   COMPUTER SYSTEM...................................................................   55

SCHEDULE 8...........................................................................   59
----------

   COMPUTER CONTRACTS................................................................   59

SCHEDULE 9...........................................................................   60
----------

   WARRANTIES........................................................................   60
      PART A.........................................................................   60
      GENERAL........................................................................   60

SCHEDULE 9...........................................................................   67
----------

   PART B............................................................................   67
      INTELLECTUAL PROPERTY..........................................................   67

SCHEDULE 9...........................................................................   70
----------

   PART C............................................................................   70
      COMPUTER SYSTEM................................................................   70


THIS AGREEMENT is made the     day of       , 2000.

PARTIES:

(1)  SYMMETRICOM LIMITED (registered in England and Wales under company number:
     2605691) the registered office of which is at Mansard Close, Westgate, Northampton, NN5 5BH and SYMMETRICOM INC. (a corporation registered under the laws of the state of California in the United States of America) the registered office of which is at 2300 Orchard Parkway, San Jose, CA95131 (hereinafter collectively called ("Vendor").

(2)  SILICON SYSTEMS LIMITED (registered in Ireland under company number:
     234615) the registered office of which is at 32-34 Harcourt Street, Dublin 2 ("SSL").

(3) KPMG Shelf Company (No. 16) Limited (in the course of changing its name to Silicon Systems (UK) Limited) (registered in Northern Ireland under company number: NI37024) the registered office of which is at Stokes House, College Square East, Belfast, BT1 6DH ("Purchaser").

WHEREAS:

(A) The Business is now and has for some time past been carried on by the Vendor as beneficial owner.

(B) The Vendor wishes to sell and transfer or to procure the sale and transfer where necessary of certain assets of the Business and the Purchaser to purchase the Business as a going concern on the terms and conditions of this Agreement and in particular but without limitation on the basis of the Warranties.

(C) SSL is the owner of the entire issued share capital of the Purchaser and is joining to this agreement for the purposes hereinafter appearing.

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context requires otherwise, the following words shall have the following meanings:

     "Agreed Form"       in the form agreed between the parties and initialled
                         by or on behalf of the parties.

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     "Assets"                 means the assets of the Business agreed to be sold
                              and purchased pursuant to this Agreement as described in Clause 2.1;

     "Book Debts"             means all trade and other debts owing to the
                              Vendor on the Transfer Date;

     "Business"               means the business of the design, development and
                              manufacture of GPS products as carried on by the Vendor in Northampton but for the avoidance of doubt excluding the sales and technical support functions which are carried out by persons other than the Employees;

     "Business Contracts"     means the Customer Contracts, Supplier Contracts,
                              Computer Contracts and IP Licences;

     "Business Day"           means any day which is not a Saturday, a Sunday or
                              a bank or public holiday in England and Wales;

     "Business Information"   means all information, know-how and techniques of
                              the Vendor at Completion (whether or not confidential and in whatever form held) which relates to: (i) all or any part of the Business and Assets; (ii) any products manufactured and/or sold or services rendered by the Business; (iii) any formulae, designs, specifications, drawings, data, manuals or instructions used in the Business; (iv) the operations, management, administration, or financial affairs of the Business (including any books of account, records or returns, business plans or forecasts, information relating to future business development or planning information relating to litigation or legal advice); and (v) the sale or marketing of any of the products manufactured and/or sold or services rendered by the Business, including, but without limiting the generality of the foregoing words, all customer names and lists, sales and marketing information (including but not limited to targets, sales and market share statistics, market surveys and reports on research);

     "Business Intellectual
     Property"                means all Intellectual Property owned by the
                              Vendor or any member of the Vendor Group in connection with the Business as carried on at the Transfer Date (including, without limiting the generality of the foregoing words, that specified in Part A of Schedule 4);

     "Completion"             means the completion of the sale and purchase of
                              the Business and the Assets in accordance with Clause 5 and Schedule 1;

     "Computer Contracts"     means all arrangements and agreements pursuant to
                              which any third party, including any member of the Vendor Group, provides any element of the Computer
                              System to the Business including, without limitation, the Agreements particulars of which are set out in Part A of Schedule 8;

     "Computer System"        means all computer hardware, software and networks
                              owned or used by the Business including all arrangements relating to the provision of maintenance and support, security, disaster recovery, facilities management, bureau and on-line services to the Business the particulars of which are set out in Part B of Schedule 8;

     "Connected"              means connected as defined in section 839, Income
                              and Corporation Taxes Act 1988;

     "Consideration"          means the total purchase price payable by the
                              Purchaser to the Vendor for the Business and Assets as calculated in accordance with the provisions of Clause 4;

     "Customer Contracts"     means all those contracts, engagements or orders
                              entered into on or prior to the Transfer Date by or on behalf of the Vendor with customers for the sale of goods or equipment or provision of services by the Vendor in connection with the Business which at the Transfer

                              Date remain to be performed in whole or in part by the Vendor being those contracts, particulars of which are set out in Schedule 2;

     "Disclosure Letter"      means a letter dated the date of this Agreement
                              from the Vendor to the Purchaser disclosing exceptions to the Warranties;

     "Employees"              means the persons employed in the Business at the
                              date of this Agreement (whose names and addresses are set out in Part A of Schedule 3 together with certain particulars of their respective employments);

     "Equipment and
     Machinery"               means all equipment and machinery (to include the
                              Computer System) used by the Vendor in connection with the business as set out in Schedule 7;

     "Goodwill"               means the goodwill and custom of the Vendor in
                              relation to the Business together with the exclusive right for the Purchaser and its successors and assigns to carry on the Business in particular using the business name "NAVSTAR" and respectively to represent themselves as carrying on the Business in succession to the Vendor;

     "Independent
     Contractor"              a person providing their services to the Business
                              under a contract for services;

     "Intellectual Property"  means patents, know-how, registered and unregistered trade marks and service marks
                              (including any trade, brand or business names used to differentiate the goods and services of the Business (but for the avoidance of doubt excluding "NAVSYMM" and "SYMMETRICOM" used alone or in conjunction with any other term), registered designs, design rights, utility models, copyright (including all such rights in computer software, the Business Information and any databases), moral rights and topography rights (in each case for the full period thereof and all extensions and renewals thereof), applications for any of the foregoing and the right to apply for any of the foregoing in any part of the world and any similar rights situated in any country excluding domain names;

     "Intellectual Property
     Licence Agreement"       an agreement of even date between the Purchaser
                              and Symmetricom Inc in the Agreed Form for the licencing of certain Intellectual Property rights to Symmetricom Inc.;

     "IP Licences"            means any licences, authorisations and permissions
                              in any form whatsoever whether express or implied, pertaining to the use, enjoyment and exploitation by (i) the Vendor or any member of the Vendor
                              Group of any Intellectual Property or Business
                              Information in connection with the Business as carried on at the Transfer Date, and (ii) any third party of any Business Intellectual Property or Business Information (including without limiting the generality of the foregoing, those specified in Part B of Schedule 4;

     "Liabilities"            means all trade and other debts, accrued charges
                              and all other amounts owing by the Vendor in connection with the Business and any amounts due or recoverable in respect of Tax relating to the Business attributable to periods or transactions completed on or before the Transfer Date;

     "Purchaser's Group"      means the Purchaser, its holding companies and all
                              companies and undertakings which now or in the future become holding companies, subsidiaries or subsidiary undertakings of the Purchaser or any such holding company.

     "Purchaser's
     Solicitors"              means LK Shields, Solicitors, 39/40 Upper Mount
                              Street, Dublin 2;

     "Premises"               the premises more particularly described in
                              Schedule 5 Part A.

     "Records"                means the books, accounts, lists of customers,
                              credit reports, price lists, cost records, work tickets, catalogues, advertising, all employee records and all the other documents, papers and records (however stored) (including VAT records) of the Vendor relating to the Business or any of the Assets;

     "Restricted Business"    the design, development and manufacture of GPS
                              Products as carried on by the Vendor in
                              Northampton and dealing in those products but excluding the manufacture sale and dealing in of finished products of which the above mentioned products are components and excluding the applications thereto on the timing and frequency fields.

     "Security Interest"      means and includes an encumbrance, mortgage,
                              charge, assignment for the purpose of security, pledge, lien, right of set-off, retention of title or hypothecation for the purpose, or which has the effect, of granting any security interest of any kind whatsoever and any agreement, whether conditional or otherwise, to create any of the foregoing;

     "Stock" means the stock-in-trade of the Business at the Transfer Date including (without limitation) raw materials, goods and other assets purchased for resale, stores, component parts, work in progress, together with finished products and packaging and promotional material, all of which is owned or agreed to be bought by the Vendor in connection with the Business at the Transfer Date (including any items which, although subject to reservation of title by the sellers, are under the control of the Vendor);

     "Supplier Contracts"     means all those contracts, engagements or orders
                              entered into on or prior to the Transfer Date by or on behalf of the Vendor for the supply or sale of goods to the Vendor in connection with and in the ordinary course of the Business which at the Transfer Date remain to be performed in whole or in part including, without limiting the generality of the foregoing words, all those contracts, particulars of which are set out in Schedule 6;

     "Tax" or "Taxation"      means all taxes, levies, duties, imposts, charges
                              and withholdings of any nature whatsoever or wheresoever imposed and all penalties, charges and interest relating thereto;

     "Territory"              United Kingdom;

     "Transfer Date"          means the date hereof;

     "Transfer Regulations"   means the Transfer of Undertakings (Protection of
                              Employment) Regulations 1981 (as amended);

     "US$"                    United States dollars

     "VAT" means Value Added Tax or any similar tax from time to time replacing it and performing a similar fiscal function;

     "Vendor Group"           means the Vendorany holding company of either of
                              them and all companies and undertakings which are from time to time subsidiaries or subsidiary undertakings of the Vendor or of any such holding company;

     "Vendor's Solicitors"    means Ashurst Morris Crisp of Broadwalk House, 5
                              Appold Street, London EC2A 2HA.

     "Warranties"             means the warranties set out in Clause 8 and
                              Schedule 9.

     "Western Atlas Patent
     Licence Agreement"       means the Licence Agreement dated 1st March 2000
                              between Western Atlas International Inc. and
                              Symmetricom Inc.

     "(pounds)" and "p"       Sterling pounds and pence.

     "IR(pounds)" and "IRp"   Irish pounds and pence.

1.2 References to Clauses or Schedules are to Clauses or Schedules to this Agreement and references to sub-clauses are to sub-clauses of the relevant Clause, and the Schedules are deemed to be incorporated in this Agreement, and a reference to "this Agreement" includes a reference to the Schedules.

1.3    In this Agreement:

       1.3.1 the clause headings are included for convenience only and shall not affect the construction of this Agreement;

       1.3.2 words denoting the singular shall include the plural and vice versa;

       1.3.3 words denoting any gender shall include a reference to each other gender;

       1.3.4 references to persons shall be deemed to include references to natural persons, firms, partnerships, companies, corporations, associations, organisations, foundations and trusts (in each case whether or not having separate legal personality); and

       1.3.5 words and expressions defined in the Companies Act 1985 shall, where the context so admits, bear the same meanings in this Agreement.

1.4 References in this Agreement to statutory provisions shall (where the context so admits and unless otherwise expressly provided) be construed as references to those provisions as respectively amended, consolidated, extended or re-enacted as at the date of this Agreement and to any orders, regulations, instruments or other subordinate legislation made under the relevant statutes at the date hereof.

1.5 Any statement qualified by the expression "to the best of the knowledge, information and belief of the Vendor" or "so far as the Vendor is aware" or any similar expression shall be deemed to include an additional statement that it has been made after the Vendor shall have made such enquiry as shall be reasonable in the circumstances having regard to the nature and subject matter of the statement.

2.     AGREEMENT TO SELL AND PURCHASE

2.1 The Vendor shall sell with full title guarantee and transfer or procure the sale and transfer (which expression shall where appropriate include an assignment or novation) and the Purchaser shall purchase with effect from the Transfer Date the Business as a going concern free from all claims, liens, equities, charges and encumbrances except as otherwise expressly and specifically herein provided together with the following assets:

       2.1.1      the Goodwill;

       2.1.2      the Stock;

       2.1.3      the benefit (subject to the burden) of the Business Contracts;

       2.1.4      the Business Intellectual Property;

       2.1.5      the Business Information;

       2.1.6      the Equipment and Machinery;

       2.1.7      the Vendor's leasehold interest in the Premises;

       2.1.8 the Records save to the extent that the Vendor is legally required to retain them; and

       2.1.9 all the Vendor's rights against third parties including all rights under any of the warranties, conditions, guarantees or indemnities or under the Sale of Goods Act 1979 relating to any of the Assets and the benefit of all sums to which the Vendor is entitled from third parties other than insurers in respect of damage to the Assets (save to the extent a provision in respect of such damage is made in calculating the Asset Value).

2.2 Title and risk in each of the Assets will pass to the Purchaser on Completion.

2.3 The sale and purchase of each of the Assets is interdependent and shall be completed simultaneously.

2.4    The asset value shall be apportioned between the Assets as follows:-

       2.4.1 Stock                                US$1,000,000

       2.4.2 Equipment and Machinery              US$1,000,000

       2.4.3 Business Contracts                   US$1

       2.4.4 Business Information                 US$1

       2.4.5 Goodwill                             US$352,828

       2.4.6 Business Intellectual Property       US$7,100,000

       2.4.7 Leasehold Interest in the Premises   US$1

2.5 For the avoidance of doubt the Purchaser shall be entitled to the benefit subject to the burden of all contracts placed upon the Business by any customer with the Vendor on or after Completion and any payment relating to or connected with any such contract that is hereafter received by the Vendor shall be paid to the Purchaser forthwith.

3.     ASSETS AND LIABILITIES NOT INCLUDED IN THE SALE

3.1 The following are expressly excluded from the sale and purchase of the Business and the Assets:

       3.1.1  the Book Debts;

       3.1.2  the Liabilities;

       3.1.3 the Vendor's accounts and accounting records which do not relate exclusively to the Business; and

       3.1.4 the benefit of any and all insurance claims and repayments arising prior to the Transfer Date in relation to the Business.

3.2 Nothing in this Agreement shall pass to the Purchaser, or shall be construed as acceptance by the Purchaser, of any liability, debt or other obligation of the Vendor, other than as expressly set out in this Agreement.

3.3    For the avoidance of doubt the Vendor shall discharge:

       3.3.1 all outstanding Security Interests relating to any Asset and subsisting at Completion; and

       3.3.2 all supplier accounts relating to any Asset acquired by or any service supplied to the Business (in each case prior to the date hereof) whether such accounts are rendered prior to or after the date hereof.

4.     CONSIDERATION

4.1 The Consideration payable by the Purchaser to the Vendor at Completion shall be US$9,452,831 discharged by the payment to Symmetricom Inc. by way of wire transfer in the sum of US$6,452,831 Bank of America Account #14840-04916, 1850 Gateway Blvd. Concord, CA 94526 ABA#121000358 and
       cheque in the sum of US$3,000,000.

4.2 Discharge of the consideration in the foregoing manner shall constitute a full discharge of the Purchaser's obligation hereunder with regard to the payment of the consideration and the Purchaser shall not be obliged to see to the further application of the consideration.

4.3 Each of the Purchaser and SSL warrant that they have full power and authority and have taken all necessary corporate action to enable them effectively to enter into and perform this Agreement and all agreements to be entered into pursuant to the terms of this Agreement and such agreements when executed will constitute valid, binding and enforceable obligations of the Purchaser and SSL in accordance with their respective terms.

5      COMPLETION

5.1 Completion will take place in accordance with Schedule 1 at the offices of the Purchaser's Solicitors immediately following the execution of this Agreement when the business described in Schedule 1 will be transacted.

6.     VALUE ADDED TAX

6.1 It is intended that the Business shall be transferred to the Purchaser as a going concern with effect from Completion and that the provisions of
       Article 5(i) of the Value Added Tax (Special Provisions) Order 1995 (SI 1995/1268) and of Section 49 of the Value Added Tax Act, 1994 shall apply to such transfer and the sale and purchase of the Assets and each party shall use its reasonable endeavours to procure that the sale of the Business is treated as neither a supply of goods nor a supply of services under that Article.

6.2 The Vendor and the Purchaser shall within 30 days of Completion give notice of such transfer to the appropriate office of H.M. Commissioners of Customs and Excise in accordance with such regulations and requirements as may be applicable.

6.3    The Purchaser undertakes to the Vendor that:

       6.3.1 after Completion the Business will be carried on by it as a going concern and the Assets will be used by it in carrying on the Business or a business of the same kind; and

       6.3.2 the Purchaser is already or will as a result of such transfer of the Business immediately on Completion become a taxable person (as defined in section 3 of the Value Added Tax Act 1994).

6.4 The Consideration is exclusive of VAT and in the event that H.M. Commissioners of Customs and Excise determine that any VAT is payable on the sale of the Business or the Assets, following receipt of a valid VAT invoice, the Purchaser shall immediately pay to the Vendor an amount equal to the VAT payable.

6.5 VAT payable in respect of goods and services supplied or deemed to be supplied by the Vendor prior to the Transfer Date and all interest payable and penalties attributable to such VAT shall be paid to H.M.

       Commissioners of Customs and Excise by the Vendor and the Vendor shall be entitled to retain any reimbursements and credits in respect of over payment made prior to the Transfer Date.

6.6 The Vendor and the Purchaser intend that section 49 of the Value Added Tax Act 1994 shall apply to the transfer of the Business under this Agreement and accordingly:

       6.6.1 on Completion the Vendor shall deliver to the Purchaser all records referred to in such section 49;

       6.6.2 the Vendor shall not make any request to H.M. Customs & Excise for the records referred to in Clause 6.6.1 to be preserved by the Vendor rather than the Purchaser; and

       6.6.3  the Purchaser shall preserve the records referred to in Clause
              6.6.1 for such period as may be required by law and during that period permit the Vendor reasonable access to such records for the purpose of inspection or copying (at the Vendor's expense).

6.7 The Vendor agrees to fully indemnify and keep indemnified the Purchaser (for itself and as trustee for all other persons allocated with the registration number previously allocated to the Vendor) in respect of any VAT payable in relation to goods and services supplied or deemed to be supplied prior to the Transfer Date and all interest payable and penalties attributable to such VAT.

7.     WARRANTIES

7.1 The Vendor warrants and undertakes to the Purchaser in the terms set out in Schedule 9 and acknowledges that the Purchaser is entering into this Agreement in reliance on the Warranties.

7.2 Save as otherwise expressly provided for in this Agreement and save as expressed as being exceptions to the Warranties the Vendor shall be under no liability in respect of an claim under the Warranties to the extent that the facts or circumstances giving rise thereto are fairly disclosed in the Disclosure Letter.

7.3 All sums payable by the Vendor to the Purchaser for breach of any of the Warranties shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required by law.

8.     LIMITATIONS TO THE WARRANTIES

8.1 The aggregate liability of the Vendor in respect of all breaches of the Warranties shall not exceed US$9,452,831.

8.2 Save in the case of fraud or wilful concealment the Vendor shall be under no liability in respect of breaches of the Warranties unless the aggregate liability of the Vendor in respect of all breaches of the Warranties exceeds US$120,000, provided that if such amount is exceeded, the Vendor shall (subject to Clause 8.1) be liable for the whole amount claimed in respect of breaches of the Warranties and not only for the excess.

8.3 The Purchaser shall not be entitled to make any claim against the Vendor in respect of any breach of the Warranties unless the Purchaser has served written notice of its intention to make such a claim (containing all such details as are then reasonably available to the Purchaser) to the Vendor at or before 5pm Greenwich Mean Time on the second anniversary of Completion.

8.4 Where in relation to a claim for damages on account of a breach of the Warranties which has been notified in writing prior to the date relevant thereto, pursuant to Clause 8.3 hereof, proceedings are not served within 6 months of the service of the notice in question (unless previously satisfied, settled or withdrawn) the Vendor shall cease to be liable therefor.

8.5 The Vendor shall not be liable for breach of the Warranties for any claim or claims thereunder:-

       8.5.1 to the extent that the Purchaser actually recovers any loss or damage suffered by it arising out of such claim under the terms of any insurance policy for the time being in force less any costs incurred by the Purchaser in making any such recovery;

       8.5.2 to the extent that a claim or the event giving rise to the claim would not have arisen but for any act, omission or transaction of the Purchaser's Group otherwise than in the ordinary course of the Business which the Purchaser's Group knew, or ought reasonably to have known was likely to give rise to such claim;

       8.5.3 to the extent that the Purchaser has agreed to be liable for any defective products claim under Clause 10.4 which claim could otherwise have given rise to a claim under the Warranties.

8.6 The Purchaser shall take such actions as the Vendor may reasonably request to avoid, dispute, resist, appeal, delay, compromise, defend or mitigate any claim which could give rise to a claim under the Warranties or any matter which may give rise to such a claim on the basis that the Purchaser shall be fully indemnified and secured by the Vendor as to all costs and expenses which it may properly incur by reason of such action and provided that the Purchaser may not be obliged hereunder to do or to omit to do any act or thing which could reasonably be expected to result in material change to its goodwill, standing or reputation or to its relationship with customers, suppliers, employees or regulatory or taxation authorities.

8.7 Nothing in this Agreement shall in any way restrict or limit the general obligation of the Purchaser to mitigate any loss or damage which it may suffer in consequence of any matter giving rise to a claim against the Vendor under the Warranties.

8.8 The Purchaser has not formulated and is not in the process of formulating any claim under the Warranties.

8.9 Any payment made by the Vendor under the Warranties shall be a reduction to the Consideration.

8.10 No liability (whether in contract, tort or otherwise) shall attach to the Vendor in respect of any claim under the Warranties to the extent that the claim occurs wholly or partly out of or the amount thereof is increased as a result of:-

       (i) any change in the accounting principles or practices of the Purchaser's Group introduced or having effect after the date hereof; or

       (ii) any increase in the rates of taxation made after the date hereof; or

       (iii) any change in law or regulation or in its interpretation or administration by the English courts, by the Inland Revenue or by any other fiscal, monetary or regulatory authority in each case having retrospective effect (whether or not having the force of law).


8.11 In the event that the Vendor at any time after the date hereof shall wish to take out insurance against its liability hereunder the Purchaser undertakes to provide such information as the prospective insurer may reasonably require before effecting such insurance.

8.12 The Purchaser hereby confirms that it has no knowledge of any fact which it is actually aware is likely to lead to claims against the Vendor under the Warranties.

8.13 The Purchaser shall endeavour to provide the Vendor with the amount and details of any claim arising out of the Warranties as soon as possible after the Purchaser becomes aware of the matter or circumstances giving rise to such claim and is aware that such matter or circumstances is likely to give rise to a warranty claim.

8.14 Without prejudice to the provisions of sub-clauses 8.1 and 8.2 above the aggregate liability of the Vendor in respect of all breaches of the Intellectual Property Warranties set out at Part B of Schedule 9 hereto shall not exceed US$6,000,000.

8.15 Without prejudice to the provisions of subclauses 8.1, 8.2 and 8.14 the aggregate liability of the Vendor in respect of all breaches of the Warranties in relation to each individual patent owned by the Vendor and assigned to the Purchaser hereunder or pursuant hereto shall not exceed US$1,000,000.

9.      THE PREMISES

9.1 The leasehold interest in the Premises is sold subject to the conditions and other provisions set out in Schedule 5 Part B.

9.2    Licence to Occupy

9.2.1 The Purchaser shall allow the Vendor to remain in occupation as Licensee of the agreed portion of the premises for a period commencing on the date hereof and continuing for up to 1 year and expiring not later than 31st March 2001.

9.2.2 The Vendor shall pay the licensee fee in the sum of seven thousand pounds ((pounds)7,000) per month of occupation together with any VAT thereon to the Purchaser.

9.2.3 Not to use the Premises for any use or purpose other than any use falling within Class B1 and/or Class B8 of the Town and Country Planning (Use Classes) Order 1987.

9.2.4 To maintain the Premises in no worse state of repair or condition than that existing at the date hereof and to return the same to the Purchaser in such condition on expiry or earlier determination of this Licence and not to cause or permit any damage to be caused to any accesses and other areas of the Premises from time to time designated by the Purchaser for common use by the Vendor and occupiers of the Premises ("Common Parts") at the Premises and forthwith to make good to the satisfaction of the Purchaser any such damage which may be caused by the Vendor, its employees, invitees or those under its control.

9.2.5 Not to use the Premises nor to permit to allow the same to be used so as to cause or suffer any annoyance, nuisance, damage or disturbance to the Premises or to the Purchaser or other occupiers and neighbouring premises.

9.2.6 To observe and perform the regulations that the Purchaser may from time to time impose.

9.2.7 This Licence is personal to the Vendor and shall not be capable of being assigned, sub-let or dealt with in any way either in whole or in part and not to share use or occupation of the Premises with any other person or company whatsoever nor to agree to do so.

9.2.8 The Purchaser gives no warranty that the Premises are fit for any use hereby permitted or any other use either as regards the physical state, condition or suitability thereof or as regards any legal right to use the same for any such purpose.

9.2.9 Not to obstruct the Common Parts or make them dirty or untidy or leave any rubbish on them.

9.2.10 The Vendor must not display any signs or notices at the Premises without the prior written consent of the Purchaser.

10.    RISK

10.1 All profits and receipts of the Business earned or accrued prior to the Transfer Date (including profits earned or receivable in respect of work in progress invoiced prior to the Transfer Date or where a payment milestone has been reached which entitled the Vendor to issue an invoice prior to the Transfer Date) and all losses and outgoings (except to the extent that such outgoings are in respect of invoices received after the Transfer Date relating to Stock transferred to the Purchaser) incurred or payable by the Business up to the Transfer Date shall belong to, and be paid and discharged by, the Vendor.

10.2 All profits and receipts of the Business and all losses and outgoings incurred or subject to 10.1 payable by the Business as from the Transfer Date shall belong to, and be paid and discharged by, the Purchaser.

10.3 Nothing in this Agreement shall have the effect of making the Purchaser liable in any way under any guarantees or warranties given by the Vendor to any customer in relation to goods sold or services rendered by the Vendor prior to the Transfer Date, the liability for which shall remain absolutely with the Vendor.

10.4 Notwithstanding the provisions of Warranty 9 in Part A of schedule 9 and the fact that the Vendor is liable to third parties in respect thereof, the Purchaser agrees to deal with any product liability claims which may arise in relation to products sold by the Vendor in the Business prior to Completion, but only to the extent that the cost reasonably incurred the Purchaser of doing so shall not exceed Stg(pounds)30,000. To the extent that it becomes apparent that the reasonable cost to the Purchaser of continuing to do so shall cause the said cost to exceed Stg(pounds)30,000 the parties shall consult together as to whether the

       Purchaser should continue to deal with such claims, provided that for the avoidance of doubt, the Purchaser shall not in any event have any responsibility to do so. The Vendor shall indemnify and hold harmless the Purchaser and its successors in title against all liabilities, actions, proceedings, costs, damages, claims and demands properly payable of whatever nature relating to and payable in respect of such claims in excess of the amount of Stg(pounds)30,000 referred to above. The Purchaser shall keep the Vendor informed on a regular basis as to the likelihood of such amount of Stg(pounds)30,000 being exceeded and shall not incur any cost for which the Vendor is liable under this Clause without the prior consent of the Vendor. In the event of there being product liability claim(s) in excess of Stg(pounds)30,000 the Purchaser shall be entitled to conduct the defence of such claims itself. The Vendor shall be entitled to request the Purchaser to provide reasonable assistance and the Purchaser will do so subject to the Vendor providing it with a satisfactory indemnity in respect of all costs, liabilities, claims, damages and expenses that it may suffer or incur including an award of costs.

10.5 To the extent that either party receives after the date hereof any payment to which the other party is entitled pursuant to the provisions of Clauses 10.1 or, 10.2 such party shall record such payment separately in its books and shall pay the same to the other party within seven Business Days of receipt.

11.    THE EMPLOYEES

11.1 The parties acknowledge and agree that the sale and purchase pursuant to this Agreement will constitute a relevant transfer for the purposes of the Transfer Regulations and that it will not operate so as to terminate any of the contracts of employment of the Employees and such contracts shall be transferred to the Purchaser pursuant to the Transfer Regulations with effect from the Transfer Date.

11.2 The Vendor undertakes to the Purchaser (for itself and as trustee for any Subsidiary or holding company of the Purchaser to which the whole or any part or parts of the Business is transferred):

       11.2.1 to pay to the Employees all sums to which they are entitled up to and including the Transfer Date (whether arising under common law, statute, equity or otherwise) including, without limitation, all wages and salaries, sick pay, maternity pay, any liability to taxation, accrued holiday pay, expenses, accrued bonus, commission and other sums payable in respect of any period up to the Transfer Date; and

       11.2.2 to comply in all respects with its obligations under Regulation 10 of the Transfer Regulations (and to provide to the Purchaser such information that the Purchaser may request in writing in order to verify such compliance);

       11.2.3 fully to indemnify and keep fully indemnified the Purchaser and all other owners referred to in Clause 11.2 against all losses, damages, costs, actions, awards, penalties, fines, proceedings, claims, demands, liabilities (including without limitation any liability to Tax), and expenses (including, without limitation, legal and other professional fees and expenses) which the Purchaser or any of such owners may suffer, sustain, incur, pay or be put to by reason or on account of or arising from:

                  (a) any failure by the Vendor to comply with its obligations under Clause 11.2;

                  (b) any claim or other legal recourse by all or any of the Employees in respect of any fact or matter concerning or arising from employment with the Vendor or any omission of the Vendor prior to the Transfer Date;

                  (c) any claim or other legal recourse by any trade union or staff association recognised by the Vendor or employee representatives in respect of all or any of the Employees arising from or connected with the failure by the Vendor to comply with its legal obligations to such trade union or staff association or employee representatives;

                  (d) the employment or termination of employment by the Purchaser following the Transfer Date of any agent or contractor or employee of the Vendor (other than the Employees) whose employment is transferred to the Purchaser by the Transfer Regulations provided that the Purchaser shall be required to terminate on such a person within 7 days of becoming aware of the fact that his or her employment has so transferred by operation of the Transfer Regulations;

                  (e) any act or omission done or omitted to be done by the Vendor in relation to the Employees or any other employee of the Vendor which by virtue of the Transfer Regulations is deemed to be an act or omission of the Purchaser; and

                  (f) without prejudice to sub-clause (e) above, any claim or demand or other legal recourse against the Purchaser by any other person or agent or employee or contractor of the Vendor who claims (whether correctly or not) that the Purchaser has inherited liability from the Vendor in respect of them by virtue of the Transfer Regulations.

11.3 If any contract of employment or collective agreement not disclosed to the Purchaser in the Disclosure Letter shall have effect as if originally made between the Purchaser and any of the Employees or a trade union as a result of the provisions of the Transfer Regulations:

       11.3.1 the Purchaser may, upon becoming aware of the application of the Transfer Regulations to any such contract of employment or collective agreement, terminate such contract or agreement forthwith; and

       11.3.2 in the event that the Purchaser terminates such agreement pursuant with Clause 11.3.1 above the Vendor shall indemnify and shall keep indemnified the Purchaser against all losses, damages, costs, actions, proceedings, claims, demands, liabilities (including, without limitation, any liability to Taxation) and expenses (including, without limitation, legal and other professional fees and expenses) which the Purchaser may suffer, incur, sustain, pay or be put to by reason or on account of or arising out of such termination or arising from such contracts of employment or collective agreement before and after Completion if such is not terminated by the Purchaser.

11.4 Without prejudice to the other provisions of this Clause, the Vendor shall, at its own expense, give the Purchaser such assistance as the Purchaser may reasonably require to contest any claim by any person employed in the Business at or prior to Completion resulting from or in connection with this Agreement.

11.5 The Purchaser undertakes to the Vendor (in respect of itself and as trustee for the Vendor Group) to comply in all respects with its obligations under Regulation 10 of the Transfer Regulations.

11.6 The Purchaser shall indemnify and shall keep indemnified the Vendor and each member of the Vendor Group against all losses, damages, costs, actions, proceedings, claims, demands, liabilities (including, without limitation, any liability to Taxation) and expenses (including, without limitation, legal and other professional fees and expenses) which the Vendor or such member of the Vendor Group may suffer, incur, sustain, pay or be put to by reason or on account of or arising from or in respect of:.

         (a) any failure by the Purchaser to comply with its obligations under Regulation 10 of the Transfer Regulations;

         (b) any act or omission or proposed act or omission of the Purchaser in relation to the Employees after the Transfer Date.

12.    THE BUSINESS CONTRACTS

12.1 Subject to the provisions of Clauses 10.3 and 10.4 nothing in this Agreement shall make the Purchaser liable in respect of anything done prior to Completion in relation to the carrying on of the Business prior to Completion. The Vendor shall jointly and severally indemnify and hold harmless the Purchaser and its successors in title against all outgoings, debts, liabilities, obligations, actions, proceedings, costs, damages, claims and demands of whatever nature relating to and payable in respect of the Business or the Assets or any other liability (which liability shall include all losses, or costs, claims, expenses and damages and including but not limited to legal and other professional fees and expenses) which the Purchaser or its successors in title may incur or suffer as a result of anything so done or omitted to be done by the Vendor in relation to the Business or any defects or alleged defects in, goods supplied or services provided prior to the Transfer Date (including but not limited to and in particular any claim under any warranty or under the Sale of Goods Act, 1979 or the Sale and Supply of Goods Act,
       1994) and in particular (notwithstanding anything else contained in this Agreement) arising from:-

       12.1.1 any failure by the Vendor in the performance of any of the obligations of the Vendor falling due on or before Completion under any of the Business Contracts; and

       12.1.2 any act, default or transaction of the Vendor in respect of the Business before Completion and so that where there shall be any claims by any third parties in respect of products delivered or services rendered prior to Completion the same shall be met in full by the Vendor.

12.2 Nothing in this Agreement shall make the Vendor liable in respect of anything done after Completion in relation to the carrying on of the Business after Completion. The Purchaser and SSL shall jointly and severally indemnify and hold harmless the Vendor and its successors in title against all outgoings, debts, liabilities, obligations, actions, proceedings, costs, damages, claims and demands of whatever nature relating to and payable in respect of the Business or the Assets or any other liability (which liability shall include all losses or costs, claims, expenses and damages and including but not limited to legal and other profession fees and expenses) which the Vendor or its successor in title may incur or suffer as a result of anything so done or omitted to be done by the Purchaser in relation to the Business or any defects or alleged defects in, goods supplied or services provided after the Transfer Date (including but not limited to and in particular any claim under any warranty or under the Sale of Goods Act, 1979 or the Sale and Supply of Goods Act, 1994) and in particular (notwithstanding anything else contained in this Agreement) arising from:-

       12.2.1 any failure by the Purchaser in performance of any of the obligations of the Purchaser after Completion under any of the Business Contracts; and

       12.2.2 any act, default or transaction of the Purchaser in respect of the Business after Completion and so that where there shall be claims by any third parties in respect of products delivered or services rendered after Completion the same shall be met in full by the Purchaser and/or SSL.

12.3 The Vendor undertakes with effect from the Transfer Date to assign to the Purchaser or to procure the assignment to the Purchaser of all the Business Contracts which are capable of assignment without the consent of other parties.

12.4 In so far as any of the Business Contracts are not assignable to the Purchaser without the agreement of or novation by or consent to the assignment from another party this Agreement shall not constitute an assignment or attempted assignment if such assignment or attempted assignment would constitute a breach of such Business Contracts. In the event that consent or novation is required to such assignment:

       12.4.1 the Vendor at the Purchaser's request shall use all reasonable endeavours with the co-operation of the Purchaser to procure such novation or assignment as aforesaid;

       12.4.2 unless and until any such Business Contract shall be novated or assigned as aforesaid the Vendor shall continue its corporate existence and shall hold such Business Contract in trust for the Purchaser and its successors in title absolutely and the Purchaser shall (if such sub-contracting is permissible and lawful under the Business Contract in question) as the Vendor's sub-contractor perform all the obligations of the Vendor under such Business Contract;

       12.4.3 unless and until any such Business Contract shall be novated or assigned the Vendor will (so far as it lawfully may) give all such assistance to the Purchaser as the Purchaser may reasonably require to enable the Purchaser to enforce its rights under such Business Contract and (without limitation) will provide access to all relevant books, documents and other information in relation to such Business Contract as the Purchaser may require from time to time.

12.5 If such consent or novation is refused or otherwise not obtained on terms reasonably satisfactory to the Purchaser within 60 Business Days of the Transfer Date the Vendor shall indemnify and keep indemnified the Purchaser from and against all damages, costs, actions, proceedings, claims, demands, liabilities and expenses (including, without limitation, legal and other professional fees and expenses) which the Purchaser may suffer, sustain, incur, pay or be put to by reason or on account of or arising from third party claims including claims by the other party or parties to such Business Contract.


13.    OBLIGATIONS OF THE PARTIES AFTER COMPLETION

13.1 The Vendor undertakes to pass to the Purchaser forthwith upon receipt any orders or enquiries in relation to the Business which it may receive at any time after Completion.

13.2 The Purchaser undertakes to pass to the Vendor forthwith upon receipt any order or enquiries in relation to the Retained Business which it may receive at any time after Completion.

13.3 Not later than two Business Days after the Transfer Date the Vendor shall send to each of the Employees a letter, in the Agreed Form, explaining that his employment has been transferred to the Purchaser pursuant to the Transfer Regulations.

13.4 During the period of six years after Completion (and without prejudice to any of the Warranties) if any Business Information is not in the possession of the Purchaser or readily discoverable by the Purchaser but is in the possession or under the control of or available to the Vendor or any another member of the Vendor Group the Vendor shall procure that such Business Information is provided to the Purchaser promptly on request.

13.5 During the period of six years after Completion the Purchaser shall allow the Vendor reasonable access to such Business Information as may be required by the Vendor to comply with its obligations under law and to any regulatory obligations applicable to it.


14     BOOK DEBTS AND OBLIGATIONS OF THE PURCHASER AFTER COMPLETION

14.1 The Vendor and the Purchaser shall cause to be prepared from the accounting records of the Business a list of the Book Debts showing (inter alia) the names of the debtors and the amounts owing to the Vendor by each of the relevant debtors.

14.2 Notwithstanding that the Book Debts are excluded from the Assets hereby agreed to be sold the Purchaser agrees that it will as agent for the Vendor use all reasonable endeavours at the Vendor's expense to collect the Book Debts (to the extent not so far collected) and will hold the sums of money representing the same upon trust for the

       Vendor subject to the following terms and conditions or such other terms conditions or arrangements as may be agreed from time to time in writing between the Vendor and the Purchaser:

       14.2.1 the Purchaser shall not without the prior written consent of the Vendor (not to be unreasonably withheld or delayed) effect any settlement compromise or release any claim in respect of any of the Book Debts nor without such consent institute, carry on, defend, compromise, abandon or submit to judgment in any legal proceedings or join in and submit to arbitration or give security or indemnities for costs, pay any sum of money into court or obtain payment of money lodged in court;

       14.2.2 the Purchaser, if so requested by the Vendor but only if so requested by the Vendor shall discharge as agent for and on behalf of the Vendor the debts incurred by the Vendor to its Creditors as at the Transfer Date as and when such debts fall due out of the proceeds of the Book Debts so collected in so far as the same are sufficient for such purposes;

       14.2.3 subject to sub-clause 14.2.2, the Purchaser shall report and account to the Vendor at the end of the calendar month following Completion and thereafter at monthly intervals for all sums of money received and discharged pursuant to sub-clause 14.2.2 by it as aforesaid up to a date not more than five Business Days earlier than the date of the report and shall concurrently with each such report submit written evidence in support of the receipts in such form as the Vendor may reasonably require together with a cheque for the balance (if any) of the money then held by the Purchaser upon trust as aforesaid;

       14.2.4 if it becomes apparent that recovery of any of the Book Debts is not likely to be possible within a reasonable period unless legal proceedings are instituted the Purchaser will advise the Vendor in writing and furnish the Vendor with particulars of the steps taken by the Purchaser to effect recovery. Where the debtor in question is a continuing debtor of the Business after the Transfer Date the Vendor shall consult fully with the Purchaser before instituting any legal proceedings;

       14.2.5 on the expiration of 12 months from the Transfer Date the Purchaser shall deliver to the Vendor a statement of the respective amount(s) of the Book Debts so collected net of any amounts expended by the Purchaser in discharging debts due to Creditors pursuant to sub-clause 14.2.2 and thereupon the Purchaser's obligations under the provisions of this Clause 14.2 shall terminate absolutely save that the Purchaser shall account to the Vendor for any sum subsequently recovered in respect of any of the Book Debts remaining unpaid at the expiration of such period;

       14.2.6 the Purchaser shall for a period of 24 months from the Transfer Date give to the Vendor reasonable access to its books and records in relation to the collection of the Book Debts; and

       14.2.7 subject to any express intention to the contrary on the part of the debtor any money received by the Purchaser in the course of collecting any Book Debts from a person who is also indebted to the Purchaser shall be deemed to have been paid in or towards the discharge of the oldest debt.


15.    CONFIDENTIALITY

15.1 Each of the Vendor and Symmetricom Inc. shall keep confidential and shall not at any time disclose or make known to anyone whatsoever or use for their own or any other person's benefit all Business Information, except as may be required by any legal or regulatory authority to which the Vendor is subject.

15.2 The Purchaser shall and shall procure that every member of the Purchaser's Group shall keep confidential and not disclose or make known to any one whatsoever nor use for its or any other person's benefit any business information which may have been disclosed to the Purchaser or which may otherwise have come to the attention of the Purchaser and which relates to the business or affairs of the Vendor Group, except as may be required by any legal or regulatory authority to which the Purchaser is subject.

15.3 The obligations imposed by the provisions of sub-clauses 15.1 and 15.3 shall not apply to the extent that the business information in question:

       15.3.1 is or comes into the public domain without fault on the part of the party to whom the same was disclosed, or to whose attention the same has come;

       15.3.2 was already known to the relevant party at the time the same, was disclosed to it or came to its attention; or

       15.3.3 has been lawfully disclosed to the relevant party by a third party.

       15.3.4 to the extent that disclosure of any such information is necessary to be included in documentation required to be issued by the Purchaser to comply with regulatory obligations applicable to it.

16.  ANNOUNCEMENTS AND PUBLICITY

     No announcement or circular or other publicity in connection with the subject matter of this Agreement (save as required to enforce the parties obligations hereunder or by law or the rules and regulations of the any relevant stock exchange or other regulatory authority and in such circumstances the disclosing party shall consult with the other as to content) shall be made by the Vendor or the Purchaser except with the prior written approval of the Vendor and the Purchaser such approval not to be unreasonably withheld or delayed.


17.  RESTRICTIVE COVENANTS

17.1 The Vendor covenants with the Purchaser that neither it nor any member of the Vendor Group will either on its or their own account or in conjunction with or on behalf of any person or persons whether directly or indirectly for the period of:

     17.1.1 2 years from Completion, supply products or provide services for any person, firm or company who or which was either at Completion or during the period of 12 months prior to Completion a client or customer of the Business where the supply of such product or provision of such services forms part of the Restricted Business;

     17.1.2 2 years from Completion, solicit or endeavour to solicit the custom of any person, firm or company who or which was either at Completion or during the period of 12 months prior to Completion had been a client or customer of the Business, for the supply of products or the provision of services that form part of the Restricted Business;

     17.1.3 2 years from Completion, solicit or entice away or endeavour to solicit or entice away from the Purchaser any officer, manager, servant or other employee who was either at Completion or during the period of six months prior to Completion engaged in the Business whether or not such person would commit a breach of his contract of employment or contract for services by reason of leaving service or engagement with the Purchaser; or

     17.1.4 2 years from Completion, carry on or be engaged, concerned or interested in the Territory in the Restricted Business (other than as a holder of securities listed on a recognised stock exchange or provided that such holding shall not exceed five per cent of the class of securities of which the said holding forms part).

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

       Provided that nothing in this Clause shall preclude or restrict:-

       (i)   investment of any member of the Vendor Group in SSL; or

       (ii) the trading by any member of the Vendor Group in any goods or services purchased from the Purchaser hereafter; or

       (iii) the conduct by the any member of the Vendor Group of such business as may be permitted by the terms of the Intellectual Property Licence Agreement


18.    NOTICES

18.1 Any notice required to be given under this Agreement shall be in writing signed by (or by some person duly authorised by) the person giving it and may be served by leaving it or sending it by facsimile, pre-paid recorded delivery to the address of the relevant party set out in sub-clause 18.2. Any notice so served shall be deemed to have been received:

       18.1.1   if delivered personally, at the time of delivery;

       18.1.2 in the case of a notice sent by pre-paid recorded delivery, 48 hours after the date or posting; or

       18.1.3 in the case of a notice sent by facsimile copier or other electronic means of communication, if the notice was sent during the business hours of the addressee then on the day of transmission, and otherwise on the next following Business Day.

       For the purposes of this Clause "business hours" means the hours of 9.00 a.m. to 5.30 p.m. local time in the country of the addressee.

18.2   Any notice required to be given under this Agreement shall be sent:

       18.2.1 to the Vendor at both: 2 The Billings, Walnut Tree Close, Guilford, Surrey, GU1 4UL

                             Facsimile No: 0044 1483 510319

                             For the attention of: Malcolm Carter

                to Symmetricom Inc at: 2300 Orchard Parkway, San Jose, CA 95131, USA

                             Facsimile No: 408 428 7896

                             For the attention of:  CFO

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

       18.2.2  to SSL and/or the Purchaser at:     32-34 Harcourt Street,
               Dublin 2, Ireland

                                  Facsimile No: 00 353 1 402 5711

                                  For the attention of: Chief Operations Officer

       or to such other address or facsimile number as is notified in writing from time to time by the Vendor or the Purchaser or SSL (as the case may be) to the other parties to this Agreement.


19.    SUCCESSORS AND ASSIGNS

       This Agreement shall be assignable by the Purchaser to any member of the Purchaser's Group for so long as it so remains and on any assignee ceasing to be a member of the Purchaser's Group shall be assigned to such a member. Save as aforesaid this Agreement shall not be assignable.


20.    VARIATION

       No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of each of the parties.

21.    COSTS

       The parties shall pay their own costs and expenses in relation to the preparation, execution and carrying into effect of this Agreement.


22.    SEVERANCE

       If at any time any provision of this Agreement is or becomes invalid or illegal in any respect, such provision shall be deemed to be severed from this Agreement but the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.


23.    FURTHER ASSURANCE

       The Vendor shall do, execute and perform and shall procure to be done, executed and performed all such further acts, deeds, documents and things as the Purchaser may reasonably require from time to time to give full effect to the terms of this Agreement, including but not limited to duly executed written assignments to the Purchaser in respect of all the Business Intellectual Property.

24.  WAIVERS

     A failure by any party to exercise and any delay, forbearance or indulgence by any party in exercising any right, power or remedy under this Agreement shall not operate as a waiver of that right, power or remedy or preclude its exercise at any subsequent time or on any subsequent occasion. The single or partial exercise of any right, power or remedy shall not preclude any other or further exercise of that right, power or remedy. No custom or practice of the parties at variance with the terms of this Agreement shall constitute a waiver of the rights of any party under this Agreement. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers or remedies provided by law.


25.  ENTIRE AGREEMENT

25.1 This Agreement, the Disclosure Letter, the documents in the Agreed Form and all agreements entered, or to be entered into, pursuant to the terms of this Agreement or entered into between the parties in writing and expressly referring to this Agreement:

     25.1.1 together constitute the entire agreement and understanding between the parties with respect to the subject matter of this Agreement; and

     25.1.2 (in relation to such subject matter) supersede all prior discussions, understandings and agreements between the parties and their agents (or any of them) and all prior representations and expressions of opinion by any party (or its agent) to any other party (or its agent).

25.2 Each of the parties acknowledges that it is not relying on any statements, warranties or representations given or made by any of them in relation to the subject matter hereof, save those expressly set out in this Agreement, and that it shall have no rights or remedies with respect to such subject matter otherwise than under this Agreement save to the extent that they arise out of the fraud or fraudulent misrepresentation of any party.

26.  COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same Agreement. Unless otherwise provided in this Agreement, this Agreement shall become effective and be dated (and each counterpart shall be dated) on the date on which this Agreement (or a counterpart of this Agreement) is signed by the last of the parties to execute this Agreement or, as the case may be, a counterpart thereof.

27.  OBLIGATIONS JOINT AND SEVERAL.

27.1 The obligations of Symmetricom Limited and Symmetricom Inc. as the Vendor under this Agreement are joint and several in all respects.

28.  COVENANTS OF SSL

28.1 As further consideration for the Vendor entering into the Agreement and without prejudice to any of the other obligations specifically undertaken by SSL under this Agreement, SSL hereby unconditionally and irrevocably guarantees to the Vendor, its successors and assigns the due, complete and punctual performance by the Purchaser (which term shall in this clause 28.1 and clauses 28.2 to 28.7 inclusive mean and include each and every assignee, purported assignee and subsequent generation of assignee and purported assignee of the whole or any part or parts of the Agreement from time to time) of its obligations under this Agreement and any documentation, agreement or obligation executed or entered into by the Purchaser thereunder (the "Agreements"). If the Purchaser shall fail punctually and completely to perform any of its obligations under the Agreements, SSL shall forthwith procure the same to be performed.

28.2 SSL agrees that the Vendor shall be entitled to enforce this clause 28 as if SSL were a primary obligor and without making any demand on or taking proceedings against the Purchaser and shall not be required before enforcing this clause 28 to pursue, execute, utilise or exhaust any other right, remedy or security which it may have. This clause 28 shall continue in full force and effect until all the liabilities and obligations of the Purchaser hereunder have been fully performed and discharged.

28.3 This clause 28 shall not be affected in any way by any time or indulgence granted to the Purchaser or by any variation, postponement, waiver, compromise or release of any of its obligations under the Agreements.

28.4 This clause 28 shall not be affected by the bankruptcy, liquidation or dissolution of the Purchaser, the appointment of a receiver over the undertaking, property or assets of the Purchaser, the appointment of an administrator in respect of the Purchaser or by any alteration in any constitution of the Purchaser or by reason of any change in the interest of SSL in the Purchaser. In the event of any such matters or other act or event in consequence of which the Purchaser loses its separate legal identity, SSL shall become liable for the obligations of the Purchaser under the Agreements as if it were a primary obligor.

28.5 This clause 28 shall be of continuing nature and shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or times hereafter of any sum or sums of money for the time being due to the Vendor but shall extend to cover and be a security for all future sums of money at any time owing to the Vendor under the Agreements notwithstanding any such payment or liquidation.

28.6 This clause 28 shall not be affected or impaired by reason of any fact or event (whether similar to any of the foregoing or not) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or a defence to a guarantee (other than an express written release by the Vendor of SSL's obligations).

28.7 As a separate and independent obligation SSL agrees that any sum or sums of money intended to be covered by this clause 28 which may not be recoverable from the Purchaser whether by reason of any legal limitation, disability or incapacity, liquidation, bankruptcy or administration of the Purchaser or any other fact or circumstance and whether known (actually or constructively) to the Vendor or not, but which would have been recoverable from SSL if SSL was the sole or principal debtor in respect thereof in place of the Purchaser shall be recoverable from SSL as sole or principal debtor in respect thereof.

29.  POST-COMPLETION EFFECT

     This Agreement shall remain in full force and effect after and notwithstanding Completion in respect of all obligations, contained in this Agreement which have not been done, observed or performed at or prior to Completion and all warranties, and indemnities contained in this Agreement (including the Warranties) shall continue in full force and effect after and notwithstanding Completion and the parties may take action for any breach or non-fulfilment of any of them after Completion.


30.  GOVERNING LAW AND JURISDICTION

30.1 This Agreement (and any dispute, controversy, proceedings or claim whatever nature arising out of or in any way relating to his Agreement or its formation) shall be governed by and construed in all respects in accordance with English law exclusively.

30.2 Each of the parties to this Agreement irrevocably agrees that the courts of England shall have non-exclusive jurisdiction to hear and decide any suit action or proceedings.

30.3 Each party irrevocably waives any objection which it might at any time have to the courts of England being as the forum to hear and decide any proceedings and to settle any disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum for any such proceedings or disputes and further irrevocably agrees that a judgement in any proceedings or disputes brought in any referred to in this Clause 30 shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction.

30.4 Without prejudice to any other permitted mode of service the parties agree that service of any writ, notice or other document ("Documents") for the purpose of any proceedings begun in England shall be duly served upon it if delivered personally or sent by registered post, in the case of:-

(a)  Symmetricom Inc. to the address in Clause 18.2.1 for the Vendor;

(b)  the Purchaser at Mansard Close, Westgate, Northampton, NN5 5BH;

(c) to SSL at the address at paragraph (b) above with a copy of such Documents being sent simultaneously to its address set out in Clause 18.2.3 but without prejudice to the validity and effectiveness of the service of the Documents on SSL at the address set out in paragraph (b) above.

     or such other person and address in England and/or Wales as a party shall notify the others in writing from time to time.

AS WITNESS the hands of the parties to this Agreement or their duly authorised representatives on the date hereinbefore written.

SIGNED by /s/ Maury Austin                          )

for and on behalf of                                )

SYMMETRICOM LIMITED                                 )

in the presence of:                                 )

/s/ Gregory Chin



SIGNED by /s/ Maury Austin                          )

for and on behalf of                                )

SYMMETRICOM INC.                                    )

in the presence of                                  )

/s/ Gregory Chin



SIGNED by                                            )

for and on behalf of                                 )

SILICON SYSTEMS LIMITED                              )

in the presence of:                                  )




SIGNED by                                           )

for and on behalf of                                )

KPMG SHELF COMPANY (NO.16) LIMITED                  )

in the presence of                                  )